EX-99.906CERT


                                  certification

     Scott D. Roulston, Chief Executive Officer, and Kenneth J. Coleman, Chief Financial Officer of Fairport Funds (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                               Chief Financial Officer
Fairport Funds                                                Fairport Funds


/s/      Scott D. Roulston                           /s/      Kenneth J. Coleman
   ------------------------                             ------------------------
Scott D. Roulston                                    Kenneth J. Coleman
Date:    December 29, 2003                           Date:    December 29, 2003
     ----------------------                               ---------------------


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Fund Services on behalf of the Fairport Funds (the "Trust") and will be retained by the Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.